UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2010

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 13, 2010, TriQuint Semiconductor, Inc. (the “Company”) held its Annual Meeting of Stockholders in Hillsboro, Oregon. The Company solicited votes by proxy pursuant to proxy solicitation materials first distributed to our stockholders on or about April 2, 2010. All nominated directors were elected and the other proposed matter was approved. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, and a statement of the number of votes cast for, withheld and against and the number abstentions and broker non-votes:

1.	The election of Dr. Paul A. Gary, Charles Scott Gibson, David H.Y. Ho, Nicolas Kauser, Ralph G. Quinsey, Dr. Walden C. Rhines, Steven J. Sharp and Willis C. Young as directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected:

Nominee	For	Against	Abstain	Broker Non-Votes
Dr. Paul A. Gary	101,560,568	3,179,973	64,230	29,557,499
Charles Scott Gibson	99,387,697	5,336,685	79,789	29,557,499
David H.Y. Ho	101,601,502	3,136,888	65,781	29,557,499
Nicolas Kauser	101,686,241	3,052,400	65,530	29,557,499
Ralph G. Quinsey	101,754,929	2,984,862	64,380	29,557,499
Dr. Walden C. Rhines	101,525,208	3,210,226	68,737	29,557,499
Steven J. Sharp	101,369,099	3,307,539	127,533	29,557,499
Willis C. Young	102,372,453	2,364,388	67,330	29,557,499

2.	The ratification of the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain
132,311,400	1,862,989	187,281

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

	By:	/s/ STEVEN J. BUHALY
Steven J. Buhaly
Chief Financial Officer

Date: May 18, 2010